Consent of Independent Registered Public Accounting Firm

Board of Directors
BancPlus Corporation Employee Stock Ownership Plan
With 401(k) Provisions
Ridgeland, Mississippi

We consent to the incorporation by reference in the registration statement of BancPlus Corporation Employee Stock Ownership Plan with 401(k) Provisions (the Plan) on Form S-8 (File No. 333-239035) of our report dated June 9, 2020, on our audit of the financial statements and supplemental schedules of the Plan as of and for the year ended December 31, 2019, which report is incorporated by reference in this Annual Report on Form 11-K.

/s/ BKD, LLP

Jackson, Mississippi
June 9, 2020